UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 10, 2013, Colony Financial, Inc. (the “Company”) and Colony Financial Manager, LLC (the “Manager”) entered into six separate Equity Distribution Agreements (the “Equity Distribution Agreements”) with each of RBC Capital Markets, LLC, FBR Capital Markets & Co., JMP Securities LLC, J.P. Morgan Securities, LLC, Keefe, Bruyette & Woods, Inc., and UBS Securities LLC (each, individually, an “Agent” and together, the “Agents”), pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $200,000,000 of its common stock, $0.01 par value per share (the “Common Stock”), through the Agents.

Sales of the Common Stock made pursuant to the Equity Distribution Agreements, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions (including directly on the New York Stock Exchange), or sales made to or through a market maker other than on an exchange, or as otherwise agreed between the Agents and the Company. Each Agent will be entitled to compensation that will not exceed 2% of the gross sales price of all shares of Common Stock sold through it as agent under the applicable Equity Distribution Agreement.

The Company intends to use the net proceeds from this offering to acquire target assets in a manner consistent with its investment strategies and investment guidelines and for working capital and general corporate purposes. Until appropriate investments can be identified, the Manager may invest such net proceeds in interest-bearing short-term investments, including U.S. treasury securities or a money market account, that are consistent with the Company’s intention to maintain its qualification as a REIT and maintain its exemption from registration under the 1940 Act.

The Equity Distribution Agreements contain customary representations, warranties and agreements of the Company and the Manager, indemnification rights and obligations of the parties and termination provisions. Copies of the Equity Distribution Agreements are filed as Exhibits 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 to this Current Report on Form 8-K, and the descriptions of the material terms of the Equity Distribution Agreements in this Item 8.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and RBC Capital Markets, LLC

1.2	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and FBR Capital Markets & Co.

1.3	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and JMP Securities LLC

1.4	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and J.P. Morgan Securities, LLC

1.5	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and Keefe, Bruyette & Woods, Inc.

1.6	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and UBS Securities LLC

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013		COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and RBC Capital Markets, LLC

1.2	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and FBR Capital Markets & Co.

1.3	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and JMP Securities LLC

1.4	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and J.P. Morgan Securities, LLC

1.5	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and Keefe, Bruyette & Woods, Inc.

1.6	Equity Distribution Agreement dated May 10, 2013, by and among the Company, Colony Financial Manager, LLC and UBS Securities LLC

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)